UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Delta Financial Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Delta Financial Corporation
1000 Woodbury Road, Suite 200
Woodbury, New York 11797

April 25, 2007

Dear Stockholder:

We cordially invite you to attend Delta Financial Corporation’s Annual Meeting of Stockholders. The meeting will be held on Thursday, May 17, 2007, at 9:00 a.m., local time, at the Huntington Hilton, at 598 Broad Hollow Road, Melville, New York 11747.

As set forth in the attached Proxy Statement, the meeting will be held to consider the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm for 2007. Please take the time to carefully read each of the proposals stockholders are being asked to consider and vote on.

Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy via the Internet, by telephone or by mail using the enclosed postage paid reply envelope. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to seeing you at the meeting.

                Sincerely yours,

                                                   Hugh Miller
               President & Chief Executive Officer

DELTA FINANCIAL CORPORATION
1000 Woodbury Road, Suite 200
Woodbury, New York 11797
————————————
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2007
————————————

To the Stockholders of Delta Financial Corporation:

The Annual Meeting of Stockholders of Delta Financial Corporation (the “Company”) will be held on Thursday, May 17, 2007, at nine o’clock in the morning, local time, at the Huntington Hilton at 598 Broad Hollow Road, Melville, New York 11747, for the following purposes:

1. To elect three Class II Directors for a term of three years and until their successors shall have been elected and qualified (“Proposal No. 1”);

2. To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 (“Proposal No. 2”); and

3. To transact such other business as may properly come before the meeting or any adjournment.

All of these proposals are more fully described in the Proxy Statement that follows. Stockholders of record at the close of business on April 5, 2007 will be entitled to vote at the meeting and any adjournments.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

                        By Order of the Board of Directors,

                                                                                                    Marc E. Miller
                                                                            Secretary

Woodbury, New York
April 25, 2007

DELTA FINANCIAL CORPORATION
1000 Woodbury Road, Suite 200
Woodbury, New York 11797
————————————
PROXY STATEMENT
For the Annual Meeting of Stockholders
to be Held on Thursday, May 17, 2007
————————————

The Board of Directors of Delta Financial Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders on May 17, 2007, at 9:00 a.m., local time, and at any adjournments, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The Company anticipates that the Notice, this Proxy Statement and the form of proxy enclosed will first be sent to its stockholders on or about April 25, 2007.
___________________________________________________________________________________________________________________________
Who Can Vote?

Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on April 5, 2007 will be entitled to vote at the meeting. As of April 5, 2007, the Company had approximately 23,324,811 shares of Common Stock outstanding (and an additional 258,150 shares of restricted stock), the only class of securities of the Company outstanding that may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held.

What Are You Voting On?

You are voting on:

▪
The election of three directors, each for a term of three years and until their respective successors shall have been elected and qualified (John Adamovich, Jr., Sidney A. Miller and Martin D. Payson); and

▪ The ratification of the appointment of BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm for 2007.

How Many Votes Must Be Present to Hold a Meeting?

A majority of the votes that can be cast, or approximately 11,791,481 votes, which is known as a quorum, must be present at the Annual Meeting in person or represented by proxy to hold the Annual Meeting and conduct business. Abstentions and broker non-votes are counted for purposes of establishing a quorum, but otherwise do not count.

If a quorum exists at the Annual Meeting, each action proposed, other than the election of directors, will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it. The three nominees who receive the largest number of votes will be elected as Class II Directors.

How Do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. To vote by proxy, you must do one of the following:

▪	Fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope;
▪	Vote by telephone (instructions are on the proxy card); or
▪ Vote by the Internet (instructions are on the proxy card).

If you want to vote in person at the Annual Meeting, and you hold your Common Stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

How Can I Revoke or Change My Vote?

You may revoke your proxy at any time before it is voted at the Annual Meeting by (1) sending a written notice of revocation to the Company’s Secretary, (2) by attending the Annual Meeting and voting in person, or (3) entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions). Regardless of whether you voted using a traditional proxy card, over the Internet or by telephone, you may use any of those three methods to change your vote. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. There will be no double counting of votes.

What If I Do Not Vote for Some of the Matters Listed on My Proxy Card?

If you return your proxy card without indicating your vote, your shares will be voted for the nominees listed on the card and for the ratification of the appointment of BDO.

What If I Vote “Abstain”?

A vote to “abstain” on any matter will have the effect of a vote against the matter.

Can My Votes Be Voted If I Do Not Return My Proxy Card and Do Not Attend the Annual Meeting?

If you do not vote your shares owned in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

If your broker does not have discretion to vote your shares held in street name on a particular proposal and you do not give your broker instructions on how to vote your shares, the votes will be broker non-votes, which will have no effect on the vote for any matter scheduled to be considered at the Annual Meeting.

If you do not vote your shares held in your name, your shares will not be voted.

The enclosed proxy also serves as the voting instruction card for the trustees who hold shares of record for participants in the Delta Funding Corporation 401(k) Profit-Sharing Plan. Shares for which the trustees receive no instructions will be voted in the same proportion as the shares for which the trustees receive instructions.

Could Other Matters Be Decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

What Happens If the Annual Meeting is Postponed or Adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I Need a Ticket to Attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of Common Stock to enter the Annual Meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the Annual Meeting, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership of Common Stock to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a stockholder of the Company.

* * *

An Annual Report to Stockholders for the year ended December 31, 2006, including the Company’s audited consolidated financial statements, accompanies this Proxy Statement. Additional copies of the Annual Report are available upon request.

.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides information at April 10, 2007, with respect to (1) any person known to the Company to be the beneficial owner of five percent or more of the Common Stock, (2) all directors (both continuing and nominees) of the Company, (3) each of the five most highly compensated executive officers of the Company, including the Company’s Chief Executive Officer, and (4) all directors and executive officers as a group. Unless otherwise indicated, the beneficial ownership disclosed consists of sole voting and investment power.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class

Sidney A. Miller (2)	453,892	1.9%
Hugh Miller (3)	6,616,295	27.6%
Richard Blass (4)	337,377	1.4%
John Adamovich, Jr. (5)	5,000	*%
William Addas (6)	7,000	*%
Martin D. Payson (7)	75,000	0.3%
Arnold B. Pollard (8)	25,000	0.1%
Margaret A. Williams (9)	12,500	0.1%
Randall F. Michaels (10)	98,250	0.4%
Lee Miller (11)	4,826,577	20.4%
Marc E. Miller (12)	4,835,391	20.5%
William J. Horan (13)	4,539,390	19.3%
Mohnish Pabrai (14)	4,661,400	19.8%
T. Rowe Price Associates, Inc. (15)	1,847,460	7.9%
Flagg Street Capital, LLC (16)	1,181,903	5.0%
All directors and executive officers as a group (11 persons) (17)	8,228,702	33.4%
___________________________________________________________________________________________________________________________
* Less than 0.1%
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, NY 11797.
(2)	Includes 15,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(3)
Includes (a) 4,531,790 shares of Common Stock owned by two trusts, of which Mr. Hugh Miller is a trustee and has shared voting and investment power; (b) 31,676 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor’s Act; (c) 500,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days; and (d) 54,375 shares of unvested restricted stock.

(4)	Includes (a) 300,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days; and (b) 11,250 shares of unvested restricted stock.
(5)	Includes 5,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(6)	Includes 5,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(7)	Includes 25,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(8)	Includes 25,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(9)	Includes 12,500 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(10)	Includes (a) 56,250 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days; and (b) 35,000 shares of unvested restricted stock.
(11)
Includes (a) 4,531,790 shares of Common Stock owned by two trusts, of which Mr. Lee Miller is a trustee and has shared voting and investment power; and (b) 100,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(12)
Includes (a) 4,531,790 shares of Common Stock owned by two trusts, of which Mr. Marc E. Miller is a trustee and has shared voting and investment power; (b) 8,814 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor’s Act; and (c) 100,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(13)
Includes (a) 4,531,790 shares of Common Stock owned by two trusts, of which Mr. Horan is a trustee and has shared voting and investment power; and (b) 7,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Mr. Horan's inclusion in this table is by virtue of his position as a co-trustee over two trusts that in the aggregate own more than 10% of the Company's Common Stock. Mr. Horan is an officer of one of the Company's subsidiaries, but he is not a director or executive officer of the Company.

(14) Based upon a Schedule 13G filed by Mohnish Pabrai and Pabrai Investment Funds (“Pabrai”) with the Securities and Exchange Commission (“SEC”) on December 15, 2006 and subsequent Form 4 filings by Mr. Pabrai. According to information furnished by Pabrai, these securities are owned by the Pabrai Investment Fund II, L.P. (“PIF2”), Pabrai Investment Fund 3, Ltd. (“PIF3”), The Pabrai Investment Fund IV, L.P. (“PIF4”), Dalal Street, LLC (“Dalal Street”), Mr. Pabrai and Ms. Harina Kapoor. Mr. Pabrai is the sole shareholder and chief executive officer of Dalal Street, which is the general partner and investment manager of PIF2, PIF3 and PIF4. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Mohnish Pabrai and Dalal Street are deemed to be a beneficial owner of such securities; however, each of Mohnish Pabrai and Dalal Street expressly disclaims that they are in fact, the beneficial owner of these securities, except to the extent of their pecuniary interest therein, if any. Pabrai’s address is 114 Pacifica, Suite 240, Irvine, California 92618-3321.
(15)
Based upon a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 13, 2007 and information received from Price Associates. According to information furnished by Price Associates, these securities are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc. (which owns 1,750,000 shares, representing 7.4% of the shares outstanding), for which Price Associates serves as investment adviser. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates’ address is 100 East Pratt Street, Baltimore, MD 21202-1009.

(16)
Based upon a Schedule 13G filed by Flagg Street Capital (“Flagg Street”) with the SEC on March 22, 2007. According to information furnished by Flagg Street, these securities are owned by various individual and institutional investors, including Flagg Street Partners LP, Flagg Street Partners Qualified LP and Flagg Street Offshore, LP, for each of which Flagg Street serves as general partner and investment adviser. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Flagg Street is deemed to be a beneficial owner of such securities; however, Flagg Street expressly disclaims that it is, in fact, the beneficial owner of such securities. Flagg Street’s address is 44 Brattle Street, Cambridge, MA 02138.

(17)	Includes (a) 1,143,750 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days; and (b) 100,625 shares of unvested restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that each of our directors and executive officers complied with these reporting requirements in 2006.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight members divided into three classes serving staggered terms, with the term of one class of Directors to expire each year. The Board of Directors has determined that all five non-employee directors - John Adamovich, Jr., William Addas, Martin D. Payson, Arnold B. Pollard and Margaret A. Williams - are independent under the applicable rules of the Nasdaq Global Market (“Nasdaq”). At the Annual Meeting, the stockholders will elect three Class II Directors, each for a term of three years, expiring in 2010 and until their successors shall have been elected and qualified.

The nominees presently are serving as Directors of the Company. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted “FOR” the election of John Adamovich, Jr., Sidney A. Miller and Martin D. Payson. If any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his or her stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

Biographical information follows for each person nominated and each person whose term of office as director will continue after the Annual Meeting. The Company was incorporated in Delaware in August 1996 to acquire all of the outstanding capital stock of Delta Funding Corporation, a New York corporation. References to the Company in the following biographies, and in the biographies of executive officers below, may include references to Delta Funding Corporation prior to the Company’s incorporation.

Nominees

Class II Directors

John Adamovich, Jr. became a Director of the Company in 2005. Mr. Adamovich is a Senior Vice President and Chief Financial Officer of Aeroflex Incorporated, a global provider of high technology solutions to the aerospace, defense and broadband communications markets. Prior thereto, Mr. Adamovich was Executive Vice President and Chief Financial Officer of Rainbow Media Enterprises, a wholly owned subsidiary of Cablevision Systems Corporation. Prior to joining Rainbow Media Enterprises, he was Group Vice President, Chief Financial Officer and Treasurer of Pall Corporation. In addition, Mr. Adamovich, a Certified Public Accountant, was an SEC Reviewing Partner and a Professional Practice Partner during his 23 years at KPMG LLP, in its audit practice.

Sidney A. Miller founded the Company and has been Chairman of the Board of Directors of the Company since its inception. He was President and Chief Executive Officer of the Company from 1982 to 1991 and has been involved in the mortgage banking industry since 1974. Mr. Miller is a Board Member of the Interfaith Nutrition Network for the Homeless, Vice Chairman of the Board of Trustees of Hunter College Foundation, Finance Chairman of Hunter College Foundation, an Executive Board Member of the Boy Scouts of America, Board Member of National Foundation for Alternative Medicine and an Associate Trustee of North Shore University Hospital.

Martin D. Payson became a Director of the Company in 1996. Mr. Payson is Board Chairman of the Nassau Health Care Corporation, which owns and operates several community clinics and a public hospital. Mr. Payson is also an investor and business advisor, having formerly served as Vice Chairman of Time Warner, Inc. from 1990 to 1992. Prior to the merger of Time Inc. and Warner Communications, Inc., Mr. Payson held the position of Office of the President and General Counsel of Warner Communications, Inc., of which he also was a Director for 14 years. Mr. Payson is a Director on the Board of Carl Marks & Co., Inc., a private merchant banking company. Mr. Payson served on the Board of Directors of Panavision Inc., a provider of motion picture and television cameras until July 2006.

Continuing Directors

Class I Directors

Richard Blass is an Executive Vice President of the Company and has been the Chief Financial Officer since 1997, and a Director since 1996. He has served in various capacities since joining the Company in 1992. Prior thereto, Mr. Blass was a money market and derivatives trader at Citicorp Securities Markets Inc.

Arnold B. Pollard, Ph.D., is the Chief Executive Officer of CE Group and became a Director of the Company in 1996. Dr. Pollard has been the President of Decision Associates, a management consulting firm specializing in organizational strategy and structure, for over 25 years. From 1993 to 2001, Dr. Pollard served as Chief Executive Officer of Chief Executive Group, which publishes Chief Executive magazine. Dr. Pollard was also a founding member of the Strategic Decision Analysis Group of SRI. Dr. Pollard is also an Adjunct Professor at Columbia University Graduate School of Business. Dr. Pollard also serves on the Board of Directors of Sonic Foundry, the International Management Education Foundation and The Committee for Economic Development, and is on the advisory board of the Tyree Organization.

Class III Directors

William Addas became a Director of the Company in 2005. Mr. Addas has been a Managing Director at Deutsche Bank since 2003, where he is the Head of Specialty Finance Investment Banking in the Americas. Previously, Mr. Addas was a Managing Director at Credit Suisse First Boston (and Donaldson, Lufkin & Jenrette, Inc. prior to its merger with Credit Suisse First Boston) from 1997 through 2003. Prior thereto, Mr. Addas held various positions at NatWest Securities Limited and was a Partner at the law firm Manatt, Phelps and Phillips, LLP.

Hugh Miller has been the President and Chief Executive Officer of the Company since 1991, and a Director since the Company’s inception. He has been associated with the Company in various capacities since 1985 and has been primarily responsible for the day-to-day operations of the Company since 1985.

Margaret A. Williams became a Director of the Company in April 2000. Ms. Williams has been a Partner in Griffin Williams, a management consulting firm, since 2005, and a Fellow at the Center for Public Leadership at Harvard University commencing in 2006. In 2005, Ms. Williams was a Fellow of the Institute of Politics at the John F. Kennedy School of Government at Harvard. From 2001 to 2004, Ms. Williams served as the Chief of Staff for the Office of William J. Clinton. Ms. Williams served as the President of Fenton Communications, a public relations firm, from 2000 to 2001 and as a private communications and management consultant from 1997 to 2000. From 1993 to 1997, Ms. Williams served in the White House as one of 17 assistants to then President of the United States of America William J. Clinton. During that same period, Ms. Williams also served as the Chief of Staff to then First Lady Hillary Rodham Clinton. Ms. Williams was the Director of Communications for the Children's Defense Fund, a national non-profit organization, from 1985 to 1990, and was the Deputy Director of Media Relations for the Center on Budget and Policy Priorities from 1983 to 1985. Ms. Williams is a member of the Boards of the Milano School of Management and Urban Policy at the New School University; Common Cents - New York; the Alliance for a Healthier Generation; City Year and the Rhode Island School of Design.

Board and Committee Meetings

The Company’s Board of Directors has an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee. The following indicates the members of each committee and provides a description of the committees’ primary functions:

The Executive Committee, currently comprised of Messrs. Hugh Miller (Chairman) and Richard Blass, is authorized and empowered, to the extent permitted by Delaware law, to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors.

The Compensation Committee, currently comprised of Messrs. Pollard (Chairman) and Payson and Ms. Williams, reviews and approves the compensation of executive officers and key employees and administers the Company’s stock plans and senior executive bonus plan. A current copy of the Compensation Committee Charter is available on the Company’s website at http://www.deltafinancial.com.

The Audit Committee, currently comprised of Messrs. Payson (Chairman), Pollard and Adamovich, engages the Company’s independent registered public accounting firm, reviews the plan for and result of their auditing engagement with that firm and the independence of that firm, as described below in more detail in the “Report of the Audit Committee.”

The Nominating Committee, currently comprised of Messrs. Pollard (Chairman), Payson and Addas, is responsible for assisting the Board of Directors in selecting nominees for election to the Board of Directors and monitoring the composition of the Board of Directors. A current copy of the Nominating Committee Charter is available on the Company’s website at http://www.deltafinancial.com. In considering potential new directors and officers, the Nominating Committee will review individuals from various disciplines and backgrounds, and consider the following qualifications: broad experience in business, finance or administration; familiarity with national business matters; familiarity with the Company’s industry; independence; and prominence and reputation. After making such a review, the Nominating Committee submits the nomination to the full Board of Directors for approval. The Nominating Committee will consider nominees recommended by stockholders, provided such nominees are qualified as described above. Stockholders can mail any such recommendations, including the criteria outlined above, to the Corporate Secretary, Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, NY 11797.

During the year ended December 31, 2006, there were six meetings of the Board of Directors, eight meetings of the Audit Committee, eight meetings of the Compensation Committee, one meeting of the Nominating Committee and no meetings of the Executive Committee. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they served, except for Ms. Williams.

Under Nasdaq rules, a director of our Company will only qualify as an “independent director” if, among other things, in the opinion of our Board of Directors, that person does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of Messrs. Adamovich, Addas, Payson and Pollard or Ms. Williams has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Nasdaq rules. In addition, the Board of Directors has determined that all members of the Audit Committee meet the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act of 1934.

Contacting the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by mailing any such communications to the Corporate Secretary, Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, NY 11797. All communications are distributed to the Board of Directors, as appropriate, depending upon the facts and circumstances outlined in the communications received. For example, if any complaints regarding accounting and/or auditing matters are received, they may be forwarded by the Company’s Secretary to the Chairman of the Audit Committee for review.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company encourages, but does not require, its Directors to attend the annual meeting of stockholders. All eight members of the Board of Directors attended the Annual Meeting of Stockholders held on May 25, 2006.

Compensation of Directors

We believe that it is important to attract and retain outstanding non-employee directors. The Company attempts to achieve this goal by offering a competitive compensation program. After evaluating the competitive market data on non-employee director compensation, the annual retainer and meeting fees are determined. Only non-employee directors receive compensation for their services as a director.

Cash Retainer and Meeting Fees. Our non-employee directors receive annual retainer and meeting fees. In 2006, each Director who was not an officer or employee of the Company was paid an annual retainer fee of $25,000 in addition to a fee of $2,000, plus expenses, for each Board of Directors’ meeting attended. Each board committee member who was not an officer or employee of the Company was paid a fee of $2,000, plus expenses, for each board committee meeting attended. Committee fees are paid only for meetings held on days when no Board of Directors meeting is held. Directors and committee members are paid for attending meetings whether attendance is in person or telephonically. In addition, each member of the Audit Committee was paid an annual fee of $5,000.

Stock-based Compensation. Each non-employee director received a grant of options to purchase shares of our Common Stock upon first joining the Board of Directors. Subsequent to the initial grant, non-employee directors have from time to time received stock option grants as part of their director compensation. The options granted to the directors to date had an exercise price equal to the fair market value on the date of grant and generally vested 25% on date of grant and vested 25% per year over the next three years with a seven year life. In addition, each option award will become fully vested and exercisable if the Company is acquired prior to or at the time of the director’s termination of service. Based upon analyses performed by an independent, third-party compensation consultant, commencing in 2007, non-employee directors will receive equity awards (most likely restricted stock or restricted stock units) as part of their annual compensation. No restricted stock awards or units had been granted to any director as of December 31, 2006.

Business Expenses. Each non-employee director is reimbursed for their business expenses related to their attendance at the Company’s board and committee meetings, including room, meals and transportation to and from (e.g., commercial flights, trains and car service) the meetings.

Non-employee Director Compensation Table

The following table summarizes the non-employee director compensation for the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total

John Adamovich, Jr.	$56,000	$--	$7,482	$--	$--	$--	$63,482

William Addas	37,000	--	7,482	--	--	--	44,482

Martin D. Payson	62,000	--	--	--	--	--	62,000

Arnold B. Pollard	64,000	--	--	--	--	1,365	65,365

Margaret A. Williams	31,000	--	--	--	--	--	31,000
    ________________________________
(1)	The aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainers, board meeting fees and committee meeting fees.
(2)	None of the directors have been granted any stock awards through December 31, 2006.
(3)
The amounts for both Messrs. Adamovich and Addas represent the stock option related expense incurred by the Company in accordance with SFAS No. 123(R) during the year ended December 31, 2006 for the grants awarded on November 9, 2005, which vested 25% on the date of grant and vests 25% per year on the anniversary of the date of grant through November 9, 2008. The assumptions utilized to determine the fair value of the stock option awards are the same as those assumptions disclosed in the footnotes to the consolidated financial statements of the Company as reported on Form 10-K for December 31, 2006.

(4)	The amount represents reimbursed travel expenses to attend meetings during the year ended December 31, 2006.

As of December 31, 2006, each non-employee director held the following number of stock options or stock awards:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested

John Adamovich, Jr.	5,000	5,000	$7.46	11/9/12	--	$--

William Addas	5,000	5,000	7.46	11/9/12	--	--

Martin D. Payson	25,000	--	0.50	8/14/08	--	--

Arnold B. Pollard	25,000	--	0.50	8/14/08	--	--

Margaret A. Williams	10,000	--	2.00	4/7/07	--	--
	12,500	--	0.50	8/14/08

MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company as of December 31, 2006 are as follows:

Name	Age	Director Since	Position Held with the Company
Sidney A. Miller	72	1996	Chairman of the Board of Directors
Hugh Miller	43	1996	President, Chief Executive Officer and Director
Richard Blass	43	1996	Executive Vice President, Chief Financial Officer and Director
John Adamovich, Jr.	53	2005	Director
William Addas	47	2005	Director
Martin D. Payson	70	1996	Director
Arnold B. Pollard	63	1996	Director
Margaret A. Williams	52	2000	Director
Randall F. Michaels	47	--	Executive Vice President - Sales and Marketing
Lee Miller	37	--	Executive Vice President, Chief Credit Officer and Treasurer
Marc E. Miller	40	--	Senior Vice President, General Counsel and Secretary

Biographical information follows for the executive officers named in the above chart who are not directors of the Company.

Randall F. Michaels is an Executive Vice President of the Company in charge of Sales and Marketing. Mr. Michaels re-joined the Company in September 2001 as the National Sales Manager, the position he previously held from 1995 (when he joined the Company) until June 2001, when he left the Company. Mr. Michaels is primarily responsible for supervising all aspects of sales and marketing for the Company’s wholesale division. Prior to joining the Company, Mr. Michaels was Regional Sales Manager of Quality Mortgage/Express Funding Inc., a mortgage finance company, for two years and, before that, Regional Sales Manager for American Funding Group, a mortgage finance company, for six years.

Lee Miller, CFA, is an Executive Vice President of the Company, Chief Credit Officer and Treasurer. Mr. Miller joined the Company in 1994 as an Assistant Vice President, and his responsibilities have included analyzing, overseeing and managing securitization structures, product development, pricing, secondary marketing and risk management. Prior to joining the Company, Mr. Miller worked at J.P. Morgan Institutional Management, trading money market securities and analyzing relative value.

Marc E. Miller is a Senior Vice President, General Counsel and Secretary of the Company. Mr. Miller oversees the Company’s corporate legal, loss mitigation and community affairs departments. Mr. Miller joined the Company in 1993 as an Assistant Vice President, primarily overseeing aspects of default management and handling certain in-house legal responsibilities. Prior to joining the Company, from 1991 to 1993, Mr. Miller was an Associate at the law firm of Winick & Rich, P.C., where he specialized in commercial litigation.

Family Relationships

Hugh Miller, Marc E. Miller and Lee Miller are Sidney A. Miller’s sons. No other family relationship exists among any of the directors or executive officers of the Company as of December 31, 2006. No arrangement or understanding exists between any director or executive officer or any other person under which any director or executive officer was selected as a director or executive officer of the Company. Subject to rights under applicable employment agreements, each executive officer serves at the pleasure of the Board of Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives

The primary objective of the Company’s executive compensation program is to attract, retain, motivate and reward the performance of executives. These objectives are furthered by a compensation philosophy that is based on the following key principles:

Offer a competitive compensation program in order to attract and retain talented executives. The Company utilizes analyses prepared by an independent compensation consultant benchmark compensation information for officers in similar positions within companies that we consider potential competitors for executive talent as a means to ensure that the Company’s compensation program remains competitive.

Linking compensation to individual and corporate performance. The Company’s compensation program provides its executives with performance-based pay opportunities, generally in the form of a bonus, where significant compensation can be realized only if and to the extent that short-term and long-term business performance objectives are achieved.

Align the interests of our executive officers with those of our stockholders. The Company believes that equity awards to executives create a direct relationship between an executive’s compensation and the Company’s long-term operating performance and share price.

Compensation Determination Process

The Compensation Committee is responsible for establishing our executive compensation program and setting our executive compensation objectives and policies. The Compensation Committee has not delegated its authority to any sub-committee. The CEO’s compensation is determined by the Compensation Committee within the context of his employment agreement based on an annual assessment of the Company’s overall performance. The Committee also considers materials provided to it by its independent compensation consultant, as well as from its CEO and CFO. The Committee considers a variety of factors, including market-competitive compensation rates as well as Company and individual performance. When performance is strong, the Committee strives to reward its executive officers with larger bonuses and total compensation packages. Conversely, when performance is not strong, the Committee will pay lower bonuses and total compensation packages to its executive officers.

The Compensation Committee has the authority under its current charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged Johnson Associates, Inc. (“Johnson”) as its independent outside compensation consultant to provide it with objective and expert analyses, advice and information with respect to the CEO and other executive compensation. Johnson also assists the Company with respect to director compensation. Johnson maintains no other direct or indirect business relationship with the Company. As requested by the Compensation Committee, in 2006, Johnson’s services included:

•	Preparing competitive analyses of executive compensation levels and elements at peer companies;

•
Designing and reviewing compensation analyses for each of the named executive officers, including the CEO, for use by the Compensation Committee in making compensation decisions for the performance year 2006 and setting base salaries for 2007;

•	Recommending and advising the Compensation Committee with respect to the terms for a proposed new employment agreement with the CEO; and

•
Preparing competitive analyses of director compensation levels and elements, and recommending and advising the Compensation Committee with respect to director compensation, including equity-based awards for 2007.

The Company’s Executive Compensation Program

Although the Company’s executive compensation program is generally applicable to each of our senior officers, this Compensation Discussion and Analysis focuses primarily on the program as applied to our CEO, our CFO, and each of our senior executive officers (referred to in this proxy as “named executive officers”). The executive compensation program provides annual cash compensation, in the form of competitive base salaries and incentive bonuses, based upon performance goals, to motivate our executives. The Company’s executive compensation program also provides for equity-based awards designed to motivate our executives to develop and implement long-term business strategies and objectives.

Each aspect of the executives’ direct compensation is benchmarked against the direct compensation paid to a group of executives at a select group of companies that are believed to be an appropriate reference group. The benchmark group includes other companies in the subprime industry and the general financial services industry, taking into account variations in loan originations, revenue and/or market capitalization. In 2006, the benchmark group consisted of:

Accredited Home Lenders	HomeBanc
Alabama National BanCorp	Impac Mortgage
American Home Mortgage Investment	Irwin Financial
Astoria Financial	MortgageIT
BankUnited Financial	NovaStar Financial
ECC Capital	Saxon Capital
FirstFed Financial	TriCo Bancshares
Flagstar Bancorp

We assess the composition of the benchmark group annually and make changes as deemed necessary to reflect current conditions in the market for such executives, using an independent compensation consultant to assist us in our analysis.

We compensate our executive officers primarily through a combination of base salary, annual bonus, equity compensation benefits and perquisites. Decisions with respect to one element of pay take into account all other elements of pay, with a focus on total compensation and remaining competitive with those of comparable selected companies. The following are the components of direct compensation provided to our named executive officers:

Base Salary. The only fixed compensation provided to the Company’s executive officers is in the form of a base salary. Salary and increases thereof are determined partially by comparison to salaries for similar positions at comparable companies, the executive’s annual performance review, the value of the contributions made by the executive and the executive’s and the Company’s performance in relation to goals established at the beginning of the period. In addition to considering the above factors when approving compensation arrangements, the Compensation Committee also considers the overall financial health of the Company. The Compensation Committee does not apply formulas; instead it exercises its judgment and discretion. Generally, the Company attempts to maintain its executive officers’ base salaries within the middle range of the comparator group. However, as part of its executive officers annual salary review process, the Compensation Committee may make adjustments to an executive’s salary to recognize performance, expanded duties or changes in the competitive marketplace. For the year ended December 31, 2006, the base salaries of each of the named executive officers were at or below the median of the comparator group. The amount of base salary paid to the named executive officers during the year ended December 31, 2006 is shown below in the Summary Compensation Table.

Annual Bonus. The Company also attempts to motivate its executives by providing them the opportunity to earn an annual bonus. These bonuses, if paid, can represent a significant portion of the executive’s total compensation. The bonus amount depends upon the Compensation Committee’s evaluation of such executive’s work performance and contribution to the Company’s success. As with base salaries, the Compensation Committee does not apply formulas (with the exceptions of the CEO and CFO); instead it exercises its judgment and discretion. In 2006, the Compensation Committee determined the amount of the CEO’s and CFO’s bonuses based in part upon their and the Company’s operational and financial performance - including overall loan production, profitability, cash flow/liquidity, cost to originate and total shareholder return - relative to objectives established at the beginning of the year. The Compensation Committee also considered the analyses provided by its independent compensation consultant, the bonuses paid to the chief executive officers and chief financial officers of some of the Company’s peer companies in the prior year, the CEO’s and CFO’s other contributions to the Company’s success throughout the year and the performance of the Company’s Common Stock during the year. The Compensation Committee considered similar factors when it authorized annual bonuses to other senior executives in 2006.

Equity Awards. The Company provides a portion of its executive officers’ annual compensation through equity awards. The purpose of the equity awards is to encourage the Company’s employees, including its executive officers, and directors, to acquire a larger proprietary interest in the Company and to provide incentives to maximize the long-term growth of the Company. The Company believes the opportunity to acquire such a proprietary interest will aid the Company in securing and retaining qualified employees. The equity incentive award is normally granted as part of the executive officers’ annual performance review, and is considered part of the annual bonus payment to the executive officer and is approved by the Compensation Committee. The Company believes that equity based awards are an appropriate vehicle for focusing executive officers on the long-term performance of the Company’s Common Stock.

Medical, Dental and Other Benefits. The Company maintains medical, dental, vision and prescription drug insurance, life insurance, accidental death and dismemberment insurance, and disability insurance programs, as well as customary vacation and leave of absence policies for all of its employees. Our executive officers are eligible to participate in these programs on the same basis as the rest of our salaried employees. In addition, our executive officers are eligible to participate in a disability plan that provides for benefits in excess of those provided to other employees and a supplemental medical insurance plan that reimburses executive officers for certain out of pocket medical costs not covered by the Company’s primary medical insurance plan. Other benefits available to executive officers are as follows:

401(k) Plan. The Company’s executive officers are eligible to participate in a tax-qualified 401(k) plan. The Company sponsors a 401(k) Retirement Savings Plan (the “401(k) Plan”). Substantially all of our full-time employees who are at least 21 years old are eligible to participate in the 401(k) Plan after completing one year of service. Contributions are made from employees’ elected salary deferrals. The Company may also make discretionary matching contributions which vest ratably based on an employee’s years of service, and fully vests after five years.

Other Benefits. The Company may also reimburse an executive officer for cars, phones, and professional organization dues. These types of benefits are provided under established policies or associated with employment negotiations that are approved in advance by the Compensation Committee. The Company has no defined benefit pension plans or supplemental retirement plans for executives. The Company also does not currently offer a deferred compensation plan to its employees.

Management’s Role in Setting Executive Compensation. Although the Compensation Committee establishes the Company’s compensation philosophy and makes the final determination on all compensation paid to our executive officers, the CEO and CFO are responsible for making recommendations regarding annual adjustments to the named executive officers’ salaries and stock-based award opportunities, as well as the designs of the incentive/bonus programs. In addition, in setting the CEO’s and CFO’s 2006 bonuses and 2007 base pay, the Compensation Committee relied on recommendations from its independent compensation consultant.

Impact of Accounting Treatments of Executive Compensation. The Compensation Committee and management consider the accounting and tax effects of various compensation elements when designing incentive and equity compensation plans. For instance, our adoption of Standards of Financial Accounting Statement (“SFAS”) No. 123(R), “Share-Based Payment,” in 2006 did not have a material effect on the type or mix of the equity awards granted. However, the Company does consider how the terms and conditions of these equity awards affect the related compensation expense prior to granting.

Tax Treatment of Executive Compensation - Deductibility Cap on Executive Compensation. Under Section 162(m) of the Code, the Company cannot take a tax deduction for certain compensation paid in excess of $1.0 million to the Chief Executive Officer and other executive officers listed in the Summary Compensation Table below. However, certain performance based compensation is excluded from the Section 162(m) deductibility limitation. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Code. However, it is possible that non-qualifying compensation paid to the Company’s executive officers may exceed $1.0 million in a taxable year and therefore limit the deductibility by the Company of a portion of such compensation. The Compensation Committee periodically evaluates our executive compensation policies and benefit plans to determine whether additional actions to maintain the tax deductibility of executive compensation are in the best interest of our stockholders. Bonuses paid under the 2005 Senior Executive Bonus Plan qualify as performance-based compensation and are exempt from the Section 162(m) deductibility limit provided the bonuses are approved by the Compensation Committee and paid in compliance with the requirements of Section 162(m).

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation, for the year ended December 31, 2006, of the Company’s Chief Executive Officer and each of the Company’s other four most highly compensated executive officers:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation (4)	Total

Hugh Miller	2006	$500,000	$1,200,000	$--	$27,955	$41,778	$1,769,733
President and Chief Executive Officer

Richard Blass	2006	350,000	500,000	39,973	80,386	274,499	1,244,858
Executive Vice President and Chief Financial Officer (1) (2)

Randall F. Michaels	2006	207,000	690,576	37,640	70,456	23,777	1,029,449
Executive Vice President - Sales and Marketing (3)

Lee Miller	2006	299,519	350,000	--	1,689	17,262	668,470
Executive Vice President, Chief Credit Officer and Treasurer

Marc E. Miller	2006	250,000	250,000	--	1,689	15,837	517,526
Senior Vice President, General Counsel and Secretary
________________________________
(1)   In December 2006, Mr. Blass received a grant of restricted stock under the 2005 Stock Plan. The amount shown in the stock awards column reflects the expense incurred by the Company related to the restricted stock granted to Mr. Blass based upon the closing price of our Common Stock on the date of grant, which was $9.39 per share, as calculated in accordance with SFAS 123(R). Mr. Blass was granted 15,000 restricted shares, of which 3,750 vested immediately upon grant, while 3,750 shares will vest in each of December 2008, 2009 and 2010. Quarterly dividends are paid on the unvested restricted stock.
(2)  Under an oral agreement reached with the Board of Directors in December 2005, Mr. Blass allowed 100,000 options with an exercise price of $5.875 per share to expire on January 1, 2006. In exchange for allowing these options to expire, the Board of Directors agreed to compensate Mr. Blass in an amount equal to the amount Mr. Blass would have earned had he exercised his stock options at the closing price of the Company’s Common Stock on the American Stock Exchange on December 30, 2005, the last day of trading prior to expiration of the options. Mr. Blass was paid a total of $250,500 in January 2006 pursuant to such agreement, which is reflected in the “All Other Compensation” amount shown in the table.
(3)  In October 2006 and November 2005, Mr. Michaels received grants of restricted stock under the 2005 Stock Plan. The amount shown in the stock awards column reflects the expense incurred by the Company related to the restricted stock granted to Mr. Michaels based upon the closing price of our Common Stock on the date of grant, which was $9.72 per share (October 2006) and $7.46 per share (November 2005), in accordance with SFAS No. 123(R). In October 2006, Mr. Michaels was granted 25,000 restricted shares, all of which will vest in October 2009. In November 2005, Mr. Michaels was granted 10,000 shares, which vest 50% in November 2008 and 25% in each November 2009 and 2010. Quarterly dividends are paid on the unvested restricted stock. During 2006, Mr. Michaels received $2,000 of dividends on unvested restricted stock, which was included in the “Salary” column in the table. Additionally, in October 2006, Mr. Michaels received a grant of 25,000 stock options at an exercise price of $9.72 per share from the Company’s 2001 Stock Option Plan, of which 6,250 vested on the date of grant, while 6,250 will vest in each of October 2007, 2008 and 2009. Additionally, the amount shown in the “Bonus” column contains $610,576 of commissions earned by Mr. Michaels during the year ended December 31, 2006.

(4)  The amount in the “Option Awards” column reflects the expense incurred by the Company in accordance with SFAS No. 123(R) related to the options granted to the respective named executive officer. The assumptions utilized to determine the fair value of the stock option awards are the same as those assumptions disclosed in the footnotes to the consolidated financial statements of the Company as reported on Form 10-K for December 31, 2006.
(5)  The amounts shown in the “All Other Compensation” column in the table include the following:

	Hugh Miller	Richard Blass	Randall F. Michaels	Lee Miller	Marc E. Miller

Auto allowance	$12,904	$12,000	$12,000	$9,000	$9,000
401(k) matching contribution	6,600	6,600	6,600	6,600	6,600
Long-term disability insurance premiums	5,565	5,399	5,177	1,662	237
Compensation settlement	--	250,500	--	--	--
Life insurance premiums	16,709	--	--	--	--
Total other compensation	$41,778	$274,499	$23,777	$17,262	$15,837

The following table summarizes the compensation for the years ended December 31, 2005 and 2004 of the Company’s Chief Executive Officer and each of the Company’s other four most highly compensated executive officers as was shown in the prior years Proxy statement:

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other(1)	Restricted Stock Awards(2)	Securities Underlying Options	All Other Compensation(3)

Hugh Miller	2005	$500,000	$1,200,000	$--	$--	$--	$6,540
President and Chief Executive Officer	2004	498,269	1,500,000	--	--	--	6,390

Richard Blass	2005	350,000	600,000	--	--	100,000	6,540
Executive Vice President and Chief Financial Officer	2004	349,423	750,000	561,000	--	--	6,281

Randall F. Michaels	2005	200,000	706,284	--	74,600	--	6,990
Executive Vice President - Sales and Marketing (4)	2004	200,000	667,301	224,400	--	--	6,076

Lee Miller	2005	275,000	350,000	--	--	--	6,516
Executive Vice President, Chief Credit Officer and Treasurer	2004	274,712	402,537	--	--	--	6,366

Marc E. Miller	2005	250,000	250,000	--	--	--	5,747
Senior Vice President, General Counsel and Secretary	2004	250,000	250,000	--	--	--	4,367
________________________________
(1)  Other annual compensation consists of value realized from exercise of employee stock options in 2004.
(2)  In November 2005, Mr. Michaels received a grant of restricted stock. The amount in this column reflects the value of the restricted stock based upon the closing price of our common stock on the date of grant, which was $7.46 per share. The grant of restricted stock was made under the 2005 Stock Plan. Mr. Michaels received 10,000 restricted shares, of which 5,000 shares will vest in November 2008, 2,500 shares will vest in November 2009 and 2,500 shares will vest in 2010. Quarterly dividends are paid on the restricted stock.
(3)  Consists of matching contributions by the Company to the officers’ respective accounts pursuant to the 401(k) Plan and value of group term insurance over $50,000 reported as taxable income.
(4)   Mr. Michaels’ bonus primarily consists of commissions paid to Mr. Michaels throughout the year based upon the Company’s loan production for such year.

GRANTS OF PLAN-BASED AWARDS

The following table shows all grants of plan-based awards in 2006 to the executive officers of the Company named in the Summary Compensation Table. The option awards were granted under the Company’s 1996 Stock Option Plan, the exercise price of the options is the fair market value of the Company’s Common Stock on the date of grant and the options expire seven years after the date of grant. The restricted stock awards were granted under the Company’s 2005 Stock Incentive Plan (“2005 Stock Plan”).

Name and Principal Position	Grant Date (1)	All Other Stock Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)	Grant Date Value of Stock and Option Awards

Hugh Miller	--	--	--	$--	$--
President and Chief Executive Officer

Richard Blass	12/5/06	15,000	--	9.39	140,850
Executive Vice President and Chief Financial Officer (2)

Randall F. Michaels	10/12/06	--	25,000	9.72	88,750
Executive Vice President - Sales and Marketing (3)	10/12/06	25,000	--	9.72	243,000

Lee Miller	--	--	--	--	--
Executive Vice President, Chief Credit Officer and Treasurer

Marc E. Miller	--	--	--	--	--
Senior Vice President, General Counsel and Secretary
________________________________
(1)	The grant date and the approval date by the Board of Directors is the same for each award.
(2)
The restricted stock award of 15,000 shares granted to Mr. Blass on December 5, 2006 will vest in the following intervals: (1) 25% immediately on grant date; and (2) 25% per year on each anniversary date of grant beginning with December 5, 2007 and ending with December 5, 2009.

(3)
The 25,000 restricted stock awards granted to Mr. Michaels on October 12, 2006 become 100% vested three years from the date of grant (October 12, 2009). Additionally, on October 12, 2006, Mr. Michaels received a grant of 25,000 stock options at an exercise price of $9.72 per share, which will vest in the following intervals: (1) 25% immediately on the date of grant; and (2) 25% per year on the anniversary date of the grant beginning on October 12, 2007 and ending on October 12, 2009. The per share fair value of the options on the date of grant was approximately $3.55 per share, as calculated in accordance with SFAS No. 123(R).

Outstanding Equity Awards at December 31, 2006

The following table summarizes the named executive officers’ equity awards that were unvested or unexercised, as applicable, at December 31, 2006:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested (1)

Hugh Miller (2)	250,000	--	$0.50	5/15/08	--	$--
	40,000	10,000	1.00	2/27/09
	40,000	10,000	1.50	2/27/09
	40,000	10,000	2.00	2/27/09
	40,000	10,000	2.50	2/27/09
	40,000	10,000	3.00	2/27/09

Richard Blass (3)	100,000	--	0.50	5/15/08
	100,000	--	0.85	2/27/09
	66,667	33,333	8.20	3/24/12
					11,250	113,963

Randall F. Michaels (4)	20,000	--	0.50	10/9/08
	30,000	20,000	5.94	8/13/10
	6,250	18,750	9.72	10/12/13
					25,000	253,250
					10,000	101,300

Lee Miller	100,000	--	0.50	5/15/08	--	--

Marc E. Miller	100,000	--	0.50	5/15/08	--	--
________________________________
(1)  The market value of the Company’s stock utilized to determine the market value of the shares that have not vested reflects the closing price on the last trading day of 2006, or   $10.13 per share.
(2)  The remaining 50,000 unvested stock options vested on February 27, 2007.
(3)  The remaining 33,333 unvested stock options vested on March 24, 2007. The remaining 11,250 shares of restricted stock will vest as follows: 3,750 shares on each of December 5, 2007, 2008 and 2009.
(4)  The remaining 20,000 unvested stock options that were granted on August 13, 2003 will vest as follows: 10,000 shares will vest on each of August 13, 2007 and 2008. The remaining 18,750 unvested stock options that were granted on October 12, 2006 will vest as follows: 6,250 shares will vest on each of October 12, 2007, 2008 and 2009. The restricted stock grant of 25,000 shares will vest 100% on October 12, 2009. The restricted stock grant of 10,000 shares will vest as follows: 5,000 shares on November 9, 2008 and 2,500 shares on each of November 9, 2009 and 2010.

Option Exercises and Stock Vested

The following table summarizes the stock option exercises and restricted stock vesting that occurred during the year ended December 31, 2006 for the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)

Hugh Miller	--	$--	--	$--

Richard Blass	50,000	422,071	3,750	35,213

Randall F. Michaels	40,000	338,074	--	--

Lee Miller	--	--	--	--

Marc Miller	--	--	--	--
________________________________
(1)	All of the option awards exercised by Mr. Blass were granted on May 15, 2001. All of the option awards exercised by Mr. Michaels were granted on October 9, 2001.
(2)	The dollar value realized on exercise reflects the total pre-tax value realized (market value of the Company’s Common Stock at exercise date minus the exercise price of the option).
(3)	Mr. Blass vested in the 3,750 shares of restricted stock on December 5, 2006.
(4)	The dollar value realized on vesting reflects the final pre-tax value received upon the vesting of the stock awards (market value of the Company’s Common Stock price on the vesting date).

Employment Agreements.  The Chairman, Chief Executive Officer and each of the following other executive officers have an employment agreement with the Company at December 31, 2006, as follows:

Name	Position	Date of Agreement	Term

Sidney A. Miller	Chairman	December 30, 2005	3 years
Hugh Miller (1)	President and CEO	March 29, 2007	5 years
Richard Blass	EVP and CFO	March 24, 2005	5 years
Randall F. Michaels	EVP	October 12, 2006	3 years
________________________________
(1) The Company and Mr. Hugh Miller entered into a new employment agreement on March 29, 2007, for a term of five years, as disclosed in the Company’s Report on Form 8-K filed on March 29, 2007. References to Mr. Miller’s employment agreement herein relate to the recently signed March 2007 agreement, which is substantially similar to Mr. Miller’s previous agreement.

Under the terms of the respective employment agreements outstanding at December 31, 2006, the Company pays Sidney A. Miller a minimum base salary of $250,000, Hugh Miller a minimum base salary of $500,000 per year (now $600,000 under his new agreement), Richard Blass a minimum base salary of $350,000 per year, and Randall F. Michaels a minimum base salary of $225,000 per year. Each of these officers is entitled to participate generally in the Company’s employee benefit plans, including the Stock Plans (as defined below), and is eligible to receive an incentive bonus. The cash bonuses available to each executive are made at the discretion of the Board of Directors and are based on subjective performance criteria as described above under “Executive Compensation,” except that beginning in 2005, each of Messrs. Hugh Miller and Richard Blass began receiving performance based bonuses under the Company’s 2005 Senior Executive Bonus Plan (as defined below). Under the terms of his employment agreement, as an inducement for Mr. Blass to enter into the agreement in March 2005, he was granted 100,000 stock options at an exercise price of $8.20 per share, the Company’s closing stock price on the date of grant, and all of Mr. Blass’ then existing unvested stock options immediately vested. Under the terms of his employment agreement, as an inducement for Mr. Michaels to enter into the agreement in October 2006, he was granted 25,000 stock options at an exercise price of $9.72 per share, the Company’s closing stock price on the date of grant, and 25,000 shares of restricted stock awards. The stock options have a term of seven years, 25% vested on the date of grant and will vest 25% on each succeeding anniversary of the grant date thereafter. The restricted stock grant will vest 100% on the third anniversary date of grant.

Under the terms of their respective employment agreements, Messrs. Sidney A. Miller, Hugh Miller, Richard Blass and Randall F. Michaels also are granted benefits covering medical expenses not covered by the Company’s insurance plans (up to $100,000 per year). In addition, under the terms of his employment agreement, Mr. Hugh Miller was granted benefits covering life insurance of up to $2,000,000.

If any of these four executive officers is terminated for “reasonable cause,” which definition generally includes termination by the Company due to the executive’s willful failure to perform his duties under the employment agreement, the executive’s personal dishonesty, or the executive’s breach of his fiduciary duties or the terms of the employment agreement to which he is a party, then the Company is obligated to pay the terminated executive only his base salary up to the date of his “for cause” termination.

If the employment of either of Messrs. Hugh Miller or Richard Blass is terminated by the Company without cause, or by them for “good reason” (which generally includes resignation due to a material breach by the Company of his employment agreement, a material change in the executive’s duties or responsibilities, a reduction in the executive’s base salary as then in effect or a relocation or actual change in the executive’s place of employment outside of Long Island, New York), the Company is obligated to pay such executive officer severance. The amount of severance for Hugh Miller is an amount equal to the lesser of (A) the remaining term of his employment in years plus 1, or (B) three; multiplied by his annual salary at the time of termination, plus his average bonus over the three calendar years prior to termination. The amount of severance for Richard Blass is an amount equal to the product of (1) the lesser of (A) the remaining term in years plus 1, multiplied by 100%, or (B) 299%, multiplied by (2) the last five years’ average annual compensation as calculated in accordance with Section 280G of the Code. If, at the expiration of the initial term of Messrs. Hugh Miller’s or Richard Blass’ employment agreement, the Company does not extend the agreement for at least one year under fair and reasonable terms, then (unless waived by Messrs. Miller or Blass as the case may be), the Company is obligated to pay Messrs. Miller or Blass, as the case may be, severance equal to the sum of his annual salary at the rate in effect at the termination and the average of his annual bonuses over the last three years (Hugh Miller) or five years (Richard Blass). Additionally, the Company will continue to provide the executive with all benefits (including medical coverage) in effect at the time of the termination that are provided to other senior executives of the Company for a period of one year (Richard Blass) or five years (Hugh Miller) following termination.

If the employment of Mr. Michaels is terminated by the Company without cause, the Company is obligated to pay him as severance an amount equal to: (1) if such termination occurs within the first two years of Mr. Michaels’ agreement, the sum of (a) one year’s salary, and (b) twelve times the average commissions per month earned by Mr. Michaels pursuant to the agreement over the six calendar months immediately preceding the date of termination, or (2) if such termination occurs after the second year of Mr. Michaels’ agreement, the sum of (a) the lesser of six month’s salary and the total salary due over the remaining term of the agreement, and (b) six times the average commissions per month earned by Mr. Michaels pursuant to the agreement over the six calendar months immediately preceding the date of termination.

If, upon a change of control, any of Messrs. Hugh Miller or Richard Blass is terminated or resigns for “good reason” within 24 months of such change of control, the Company is obligated to pay Messrs. Miller or Blass as severance, and in lieu of any further compensation, an amount equal to the product of (1) 299%, multiplied by (2) the last five years’ average annual compensation (comprised of salary and bonus) as calculated in accordance with Section 280G of the Code. The severance amount payable to Messrs. Hugh Miller and Richard Blass will be reduced if the amount payable would constitute an “excess parachute payment” within the meaning of Section 280G of the Code. All unvested stock awards will become immediately vested and exercisable on the date of the change-in-control and will remain exercisable over the original term of the stock award. Additionally, in accordance with their employment agreements, Messrs. Hugh Miller and Richard Blass, and their dependents and beneficiaries, will continue to have medical, dental and other benefits as provided to the employee during their employment with the Company for the remaining period of their agreement (change-in-control date to termination date of the employment agreement).

See also “- Potential Payments upon Termination or Change-in-Control” below.

Potential Payments upon Termination or Change-in-Control

The discussion and tables below reflect the estimated amount of additional compensation and benefits that would be paid or accrue to each of the named executive officers in the event of the following hypothetical scenarios, if applicable:

•	a change-in-control of the Company;
•	involuntary (“reasonable cause”) termination;
•	voluntary termination and resignation; and
•	disability and death.

The amounts shown assume that termination of employment or a change-in-control occurred as of December 31, 2006 (except for Hugh Miller, for which March 31, 2007 was utilized as the change-in-control date in light of his recently entered into employment agreement), and estimate certain amounts which would be paid to our named executive officers upon the specified event. Due to the number of factors that affect the nature and amounts of compensation and benefits provided upon the events discussed below, the actual amounts paid or distributed may be different. Factors that could greatly affect these amounts include, among other things, the timing during the year of any such event and the Company’s Common Stock price.

The tables quantify, and the accompanying narrative disclosure describes, the compensation and benefits that are paid in addition to compensation and benefits generally available to salaried employees. Examples of compensation and benefits generally available to salaried employees, and thus not included below, are distributions under the Company’s 401(k) Plan, accrued vacation pay, and, in certain circumstances, vested stock awards.

Change-in-Control - Two of the named executive officers (Hugh Miller and Richard Blass) have employment agreements which contain provisions entitling them to receive payouts in the event that the named executive officer is terminated or resigns for “good reason” within 24 months of a change-in-control of the Company. The Company would be obligated to pay Mr. Miller as severance and in lieu of any further compensation an amount equal to the product of (1) 300%, multiplied by (2) the sum of Mr. Miller’s annual salary at the rate then in effect as of the termination plus the average bonus paid or payable to Mr. Miller in the last three years calendar years prior to the date of termination. The Company would be obligated to pay Mr. Blass as severance and in lieu of any further compensation an amount equal to the product of (1) 299%, multiplied by (2) the last five years’ average annual compensation as calculated in accordance with Section 280G of the Code. The severance amount payable to Mr. Blass will be reduced if the amount payable would constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

One named executive officer (Randall F. Michaels) has an employment agreement which contains a provision entitling him to receive accelerated vesting of stock awards upon a change-in-control of the Company.

The following table shows the possible payouts to the three named executive officers triggered solely after a qualifying termination subsequent to the occurrence of a change-in-control:

Name	Severance Payment	Other Severance (1)	Total

Hugh Miller	$4,799,892	$449,681	$5,249,573

Richard Blass	2,697,309	178,295	2,875,604

Randall F. Michaels	--	446,038	446,038
________________________________
(1)	Other severance represents the value of unvested stock awards on the calculation date.

Involuntary Termination - The Company provides no additional benefits, except as called for under employment agreements as noted below, to any of our named executive officers in the event that the Company terminates the named executive officers employment involuntarily for cause. Upon involuntary termination for cause, and in accordance with the terms of the stock options and restricted stock awards granted under our equity compensation plans, our named executive officers forfeit all unvested awards, as well as all vested but unexercised awards, on the date of termination. In the event the Company terminates the employment of a named executive officer involuntarily without cause, the only benefit the named executive officer receives is the ability to exercise any vested awards within 30 days of the termination date, which is the same condition afforded to all employees terminated in the same manner. Additionally, the Company will make severance payments as called for under “Employment Agreements,” as noted below, to several of our named executive officers in the event that the Company terminates the named executive officers’ employment involuntarily without cause. The severance payments vary depending upon when the termination occurs within the life of the employment agreement.

The following table shows the possible payouts to the named executive officers with employment agreements, when the Company terminates the named executive officer without cause:

Name	Severance Payment	Other Severance (1)	Total

Hugh Miller	$5,700,000	$551,946	$6,251,946

Richard Blass	2,697,309	303,073	3,000,382

Randall F. Michaels	850,948	446,038	1,296,986
________________________________
(1)
Other severance is comprised of the value of unvested stock awards, 401(K) contribution matches, auto allowance and other employee benefits (medical and dental coverage, and long-term disability and other insurance) on the calculation date.

Voluntary Termination and Resignation - The Company provides no additional benefits to any of our named executive officers, including those with employment or change-in control contracts, in the event that they terminate or resign their position. Upon voluntary termination or resignation, and in accordance with the terms of the stock options and restricted stock awards granted under our equity compensation plans, our named executive officers forfeit all unvested awards. The named executive officer will have the ability to exercise any vested awards within 30 days of their voluntary termination or resignation date.

Death and Disability - Upon the death or disability of a named executive officer, except for certain named executive officers with employment agreements, the named executive officer forfeits any applicable unvested stock options and unvested restricted stock awards granted under the Company’s equity compensation plans. The named executive officers, or their beneficiaries in the event of death, will be able to exercise any vested awards over the shorter of the remaining life or six months (one year for each Hugh Miller and Rich Blass) from the date of disability or death. For certain named executive officers with employment agreements (Hugh Miller and Richard Blass), all unvested shares immediately vest upon their death.

Additionally, the Company provides a life insurance benefit that pays two-times the named executive officers’ annual earnings up to a maximum of $500,000. Additionally, the Company pays the premium on a $2.0 million life insurance policy for Hugh Miller. The premium is included in Mr. Miller’s annual compensation.

The following table shows the possible payouts to the beneficiaries of the named executive officers with employment agreements, in the event of each of the named executive officers’ death:

Name	Severance Payment	Other Severance (1)	Total

Hugh Miller	$1,900,000	$449,681	$2,349,681

Richard Blass	350,000	178,295	528,295

Randall F. Michaels	850,948	--	850,948
________________________________
(1)	Other severance represents the value of unvested stock awards on the calculation date.

The following table shows the possible payouts to the named executive officers with employment agreements, in the event of each of the named executive officers’ disability:

Name	Severance Payment	Other Severance (1)	Total

Hugh Miller	$1,900,000	$468,814	$2,368,814

Richard Blass	350,000	178,295	528,295

Randall F. Michaels	850,948	--	850,948
________________________________
(1)
Other severance represents the value of unvested stock awards and other employee benefits (medical and dental coverage, group life, disability and accidental death insurance, long-term disability and life insurance) on the calculation date.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Arnold B. Pollard, Chairman
Martin D. Payson

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information about the shares of the Company’s Common Stock issuable under our equity compensation plans at December 31, 2006:

Equity Compensation Plan Information
Equity Compensation Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Common Stock Awards Granted and Outstanding	Weighted Average Price of Outstanding Common Stock Awards	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Approved by security holders	1,781,750	$3.23	203,775	$8.05	1,687,475

Not approved by security holders	N/A	N/A	N/A	N/A	N/A
Total	1,781,750	$3.23	203,775	$8.05	1,687,475
________________________________
(1)	Excludes securities reflected under the “number of shares to be issued upon exercise of outstanding options” and “number of common stock awards granted and outstanding” columns in the table above.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table shows all options exercised by any of the executive officers of the Company named in the Summary Compensation Table during 2006 and the numbers and values of unexercised options each such officer had as of December 31, 2006:

			Number of Securities Underlying Unexercised Options at Fiscal Year End 2006 (#)		Value of Unexercised In-The- Money Options at Fiscal Year End 2006 ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Hugh Miller	--	$--	450,000	50,000	$4,033,500	$406,500
Richard Blass	50,000	422,071	266,667	33,000	2,019,667	64,333
Randall Michaels	40,000	338,074	56,250	38,750	320,863	91,488
Lee Miller	--	--	100,000	--	963,000	--
Marc Miller	--	--	100,000	--	963,000	--

Upon a change of control, all options that are not already exercisable will immediately vest, for all of the Company’s employees who have been granted stock options, including the named executive officers noted above, subject to the exceptions set forth in Potential Payments upon Termination and Change-in-Control.

Code of Ethics

The Company has adopted a code of ethics, with policies and procedures that apply to its chief executive officer, chief financial officer and other executive officers. A copy of our code of ethics may be found on our website at http://www.deltafinancial.com. A copy of this code of ethics will be provided to any person, without charge, upon written request to: Investor Relations Department, Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, New York 11797.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been one of our officers or employees, or an officer or employee of any of our subsidiaries. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, an executive officer of which served on our Board of Directors or Compensation Committee.

Audit Committee

The Company has a standing Audit Committee comprised of Messrs. Payson, Pollard and Adamovich. The Board of Directors has determined that Messrs. Payson, Pollard and Adamovich all meet the independence criteria under the listing qualifications of the Nasdaq (and the American Stock Exchange, or “AMEX”) for service on the Audit Committee. In addition, the Board of Directors has determined that Messrs. Payson and Adamovich have the attributes of an “audit committee financial expert” as defined in applicable SEC regulations.

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter, as revised in March 2007, is included in this Proxy Statement as Appendix A.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in monitoring the Company’s accounting and financial reporting process, and has a key role in the oversight and supervision of the Company’s outside independent registered public accounting firm. This role includes sole authority to (1) appoint or replace the Company’s independent registered public accounting firm, (2) pre-approve all audit or permissible non-audit services that the Company’s independent registered public accounting firm performs on behalf of the Company, and (3) approve compensation related to all auditing services and any permissible non-audit services. The Audit Committee also oversees the Company’s procedures for the receipt, retention and treatment of complaints the Company receives regarding accounting, internal accounting controls or auditing matters and reviews all related party transactions for potential conflicts of interest. Stockholders interested in greater detail as to the functions and responsibilities of the Audit Committee should refer to the Audit Committee Charter attached to this Proxy Statement as Appendix A.

Management has the primary responsibility for the Company’s financial statements and reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee periodically met with management, the Company’s internal auditor and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Annual Report on Form 10-K for the period ended December 31, 2006. Management has represented to the Audit Committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

The Audit Committee reviewed the consolidated audited financial statements with BDO the independent registered public accounting firm for the Company, that is responsible for expressing an opinion on the conformity of those statements with GAAP and discussed with BDO its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and the matters required to be communicated by Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees,” as amended by SAS No. 90, “Audit Committee Communications.”

The Audit Committee also received from BDO the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with BDO that firm’s independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining BDO’s independence.

The Audit Committee discussed with the Company’s internal auditors and BDO the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and BDO to discuss the results of its audits, its evaluations of the Company’s system of internal control, and the overall quality of the Company’s financial reporting. Both the internal auditors and BDO have unrestricted access to the Audit Committee. The Audit Committee held eight meetings during fiscal year 2006.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

AUDIT COMMITTEE
Martin D. Payson, Chairman
Arnold B. Pollard
John Adamovich, Jr.

Performance Graph

Set forth below is a graph comparing the five-year cumulative total stockholder returns (assuming reinvestment of dividends) of the Company to Standard & Poor’s 600 Small Cap Composite Stock Index (“S&P Small Cap 600”), the Standard & Poor’s 500 Composite Index (“S&P 500”) and certain peer group/comparable companies (“Peer Group Companies”).* The graph assumes $100 invested on December 31, 2001 in the Company, the S&P Small Cap 600 Index, the S&P 500 Index and the Peer Group Companies.

COMPARISON OF FIVE-YEAR RETURN AMONG DELTA FINANCIAL CORPORATION,
S&P SMALL CAP 600 INDEX, S&P 500 INDEX AND PEER GROUP COMPANIES *

____________________________
*    Peer Group Companies, which were selected based primarily upon SIC number, market value and type of business, include the following companies: Accredited Home Lenders, Inc., ECC Capital Corp., Fieldstone Investment Corporation, Fremont General Corporation, IndyMac Bancorp, Inc., New Century Financial Corp., and NovaStar Financial Inc.

Related-Person Transactions

The Chairman of our Audit Committee is responsible for monitoring and reviewing all matters involving potential conflicts of interest, including all related person transactions. Prior approval of the Audit Committee of our Board of Directors is required with respect to any such conflict of interest or related party transaction. Our directors, officers and employees are required to report, in person or in writing, any conflict of interest or related party transaction to the Chairman of the Audit Committee.

During the year ended December 31, 2006, we did not participate in any related person transactions which were required to be disclosed under the rules of the SEC.

THE BOARD OF DIRECTORS HAS NOMINATED JOHN ADAMOVICH, JR., SIDNEY A. MILLER AND MARTIN D. PAYSON AS CLASS II DIRECTORS, AND RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT JOHN ADAMOVICH, JR., SIDNEY A. MILLER AND MARTIN D. PAYSON.

The three nominees receiving the highest number of “for” votes represented by shares of the Company’s Common Stock in person or represented by proxy and entitled to vote at the Annual Meeting will be elected.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2007. BDO has served as the Company’s independent registered public accounting firm since September 2006. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof. In the event of a negative vote on such ratification, the Audit Committee of the Board of Directors will reconsider its selection.

Representatives of BDO are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees described below were billed to the Company by BDO and KPMG LLP for the fiscal year ended December 31, 2006. Audit and Audit Related Fees aggregated $1,515,260 and $1,936,000 for the years ended December 31, 2006 and 2005, respectively, and were comprised of the following:

Audit Fees

The aggregate fees billed by BDO for professional services rendered for the audit of the Company’s annual consolidated financial statements, included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2006, for the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for September 30, 2006, other statutory and regulatory filings and comfort letters and consents related to capital markets transactions were $951,260. In addition to the audit fees billed by BDO, the Company also incurred $391,000 in fees from KPMG LLP for the reviews of the consolidated financial statements included in the Company’s Reports on Form 10-Q for March 31, 2006 and June 30, 2006, and consent for the 2005 and 2004 financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements, included in the company’s Annual Report on Form 10-K, for the year ended December 31, 2005, for the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2005, other statutory and regulatory filings and comfort letters and consents related to capital markets transactions were $1,717,000. Of this amount, $125,000 related to a comfort letter and consent in connection with a private placement of stock and follow-on registration statement executed by members of the Miller family, which fee was reimbursed to the Company by members of the Miller family.

Audit-Related Fees

The Company did not incur any Audit-Related Fees during the years ended December 31, 2006 and 2005.

Other fees were comprised of the following:

Tax Fees

The Company did not incur any Tax Fees during the year ended December 31, 2006 with BDO. During the year ended December 31, 2006, the Company incurred $173,000 in fees from KPMG LLP for professional services for tax compliance, tax advice, the preparation of tax returns for each of the Company’s outstanding 2003 and prior off-balance sheet securitizations, state income tax audits, and other tax related matters. In 2005, KPMG LLP billed the Company $219,000 for comparable services.

All Other Fees

The Company did not incur any Other Fees during the years ended December 31, 2006 and 2005.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditors

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by the Company’s independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. From the time that the recently adopted pre-approval requirements became effective, all permissible non-audit services provided by the Company’s independent auditors have been pre-approved by the Company’s Audit Committee. Our Audit Committee has considered whether the provision of services under the heading “All Other Fees” is compatible with maintaining the accountants’ independence and determined that it can be consistent with such independence.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of BDO.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF BDO SEIDMAN, LLP AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

OTHER BUSINESS

As of the date of this Proxy Statement, the only business that the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must be received by the Company on or prior to December 24, 2007 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with the 2008 Annual Meeting. Under the Company’s corporate by-laws, any such proposal submitted with respect to the Company’s 2008 Annual Meeting of Stockholders which is submitted outside the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 will be considered untimely if we do not receive written notice of that proposal at least 60 calendar days before the date of the meeting. However, if the Company does not make a public announcement of the date of the meeting at least 75 calendar days before the meeting, the notice will be considered untimely if it is not received prior to the close of business on the tenth calendar day following the day on which the public announcement is first made.

OTHER INFORMATION

The costs of solicitation of proxies will be borne by the Company. Directors, officers and other employees of the Company may solicit proxies in person or by telephone, without additional compensation thereof, other than reimbursement of out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

REPORTS

The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, including its consolidated financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to Investor Relations Department, Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, New York 11797. The Proxy Statement, the Company’s 2006 Annual Report to Stockholders and the Annual Report on Form 10-K are also available on the Company’s website at: http://www.deltafinancial.com. The 2006 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website other than the Proxy Statement, are not part of the Company’s proxy soliciting materials.

                        By Order of the Board of Directors,

                                                                                                                                          Marc E. Miller
                                                                                                                                                                                        Secretary

Woodbury, New York
April 25, 2007

APPENDIX A

DELTA FINANCIAL CORPORATION
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose of Committee

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Delta Financial Corporation (the “Company”) to assist the Board with monitoring (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s independent auditor’s qualifications and independence, (4) the Company’s system of internal controls, and (5) the performance of the Company’s internal audit function and independent auditors. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

The function of the Committee is oversight. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with U. S. generally accepted accounting principals (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

The Company’s management is responsible for the (1) preparation, presentation and integrity of the Company’s financial statements, (2) maintenance of appropriate accounting and financial reporting principles and policies, and (3) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit and reviews.

Each member of the Committee shall be entitled to rely on (1) the integrity of those persons and organizations within and outside the Company from which it receives information and (2) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company’s Board). In addition, the evaluation of the Company’s financial statements by the Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent auditor, nor does the Committee’s evaluation substitute for the responsibilities of the Company’s management for preparing, or the independent auditor for auditing, the financial statements.

Committee Duties and Responsibilities

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.
Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

3.
Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

4.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

5.
Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reports.

6.
Review and discuss with management (including the senior internal auditor, if applicable) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

7.	Review and discuss quarterly reports from the independent auditor on:
(a)   all critical accounting policies and practices to be used;

(b)      all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c)       other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

8.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended in part by SAS 90) relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or access to requested information, and any significant disagreements with management.

9.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
10.
While it is the job of management to assess and manage the Company’s exposure to risk, the Committee should discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

11.
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

12.
Have sole authority to retain, compensate, oversee and terminate the Company’s independent auditors (subject, if applicable, to stockholder ratification). The independent auditor shall report directly to the Committee.

13.
The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

14.
Review and pre-approve all audit services and permitted non-audit services to be performed for the Company by the independent auditor, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934. The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

15.	Review and evaluate the lead partner of the independent auditor team.
16.	At least annually, obtain and review a report from the independent auditor regarding:
(a)         the independent auditor’s internal quality-control procedures;

(b)
any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues;

(c)
the independent auditors’ independence, including describing all relationships between the independent auditor and the Company and all other matters. Without limiting the foregoing, the Committee shall receive from the auditors a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1, and the Committee shall be responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall, where necessary, recommend that the Board take appropriate action to oversee the independence of the auditors; and

(d)	such other matters as the Committee shall determine to be appropriate or necessary.
After reviewing the foregoing report(s) and the independent auditor’s work throughout the year, the Committee shall evaluate the independent auditor’s qualifications, performance and independence, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the full Board.

17.
Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

18.
Recommend to the Board policies, consistent with applicable law, for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

19.	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.
20.	Meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit.
Oversight of the Company’s Internal Audit Function

21.	Review the appointment and replacement of the senior internal auditor.
22.	Review the significant reports to management prepared by the internal auditing department and management’s responses.
23.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

24.	Obtain from the independent auditor assurance that Section 10A(b) has not been implicated.
25.
Establish procedures consistent with applicable law for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

26.
Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function), and with independent auditors and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate.

27.
Report regularly to the Board. The Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

28.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, in each case, which raise material issues regarding the Company’s financial statements or accounting policies.

29.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.
30.	Review all “related person” transactions (as defined by the SEC) for potential conflicts of interest situations on an ongoing basis and approve or ratify all such transactions.

Committee Membership

The Committee shall consist of at least three members of the Board, each of whom is, in the business judgment of the Board, “independent” under (a) Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC, and (b) the Nasdaq Marketplace Rules. Each member must also (i) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and (ii) be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive, chief financial officer or other senior officer with financial oversight responsibilities. No Committee member may simultaneously serve on the audit committees of more than two other public companies, unless the Company’s Board has determined that such service will not impair the effectiveness of the member’s service on the Committee.

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating Committee, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

The compensation to be paid by the Company to any Committee member must consist solely of director’s fees; provided, however, that pension or other deferred compensation that is not contingent on future service to the Company will not be deemed to violate this requirement.

Committee Structure and Operations

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically as often as it determines, but not less frequently than quarterly. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, of consultants to, the Committee and to provide such pertinent information as the Committee may request.

Performance Evaluation

The Committee shall review the adequacy of this charter and evaluate its performance hereunder at least annually and present such report to the full Board. Such report shall include any recommended changes to this charter. The Board shall also review and approve this charter at least annually.

Resources and Authority of the Committee

In discharging its oversight responsibilities, the Committee shall have unrestricted access to the Company’s management, books and records and shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee as well as funding for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may direct any officer of the Company, the independent auditor, the Company’s internal audit staff and/or the Company’s outside counsel to inquire into and report to the Committee on any matter. The Committee may initiate and oversee special investigations as deemed necessary.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Adopted, as revised, March 6, 2007

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
						Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

1. ELECTION OF DIRECTORS.		FOR all nominees listed below (except as withheld in the space provided) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐	2.	Ratification of BDO SEIDMAN, LLP as the independent auditors of the corporation. The Audit Committee of the Board of Directors recommends a vote “FOR” ratification of BDO SEIDMAN, LLP	FOR ☐	AGAINST ☐	ABSTAIN ☐

				3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

NOMINEES:	01 Sidney A. Miller 02 Martin D. Payson, and	03 John Adamovich, Jr.
PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote “FOR” the nominees.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

Signature(s):					Dated:			, 2007
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/dfc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.deltafinancial.com

PROXY
DELTA FINANCIAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Hugh Miller and Marc E. Miller, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Delta Financial Corporation that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 17, 2007 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.
(Continued, and to be marked and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

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If you plan to attend Delta Financial Corporation’s annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card, or other proof of ownership, will be admitted to the meeting.

DELTA FINANCIAL CORPORATION
Annual Meeting of Stockholders
May 17, 2007, 9:00 a.m.
Huntington Hilton
598 Broad Hollow Road
Melville, New York 11747

You can now access your DELTA FINANCIAL CORPORATION account online.
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